UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2010

AMERICAN EQUITY
INVESTMENT LIFE HOLDING COMPANY

(Exact Name of Registrant as Specified in its Charter)

Iowa	001-31911	42-1447959
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6000 Westown Parkway, West Des Moines, Iowa 50266

(Address of Principal Executive Offices)  (Zip Code)

(515) 221-0002

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 17, 2010, the Board of Directors (the “Board”) of American Equity Investment Life Holding Company (the “Company”) increased the size of the Board from twelve (12) to thirteen (13) directors and elected Gerard D. Neugent to serve as a Class I director to fill the vacancy on the Board created by the increase in the number of directors. The initial term for Mr. Neugent will expire on the date of the Company’s next Annual Meeting of Stockholders. On that date, Mr. Neugent will stand for election to the Board by the Company’s stockholders for a term expiring in 2013. At this time, the Board has not determined the committees, if any, to which Mr. Neugent will be appointed.

Mr. Neugent will receive compensation made available to directors of the Company generally as outlined in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 28, 2010.

There were no arrangements or understandings between Mr. Neugent and any other persons pursuant to which Mr. Neugent was selected as a director of the Company. Since 1993, Mr. Neugent served as the President and Chief Operating Officer of Knapp Properties, Inc (“Knapp Properties”), a commercial real estate company, and since January 1, 2008, Mr. Neugent has been a fifty percent (50%) shareholder of Knapp Properties. The Company leased its prior administrative office space located at 5000 Westown Parkway from William C. Knapp, L.C. and its current administrative office space located at 6000 Westown Parkway from West Lakes Development Company. In addition, the company leases a warehouse from West Lakes Properties, L.C. Each of William C. Knapp, L.C., West Lakes Development Company and West Lakes Properties, L.C. is under common control with Knapp Properties. Rental payments made by the Company to these entities totaled $1,670,610 in 2009 and $499,893 from January 1, 2010 through August 23, 2010. On April 1, 2010, the Company was notified that West Lakes Development Company sold the administrative office space located at 6000 Westown Parkway.  Knapp Properties will continue to serve as property manager for the Company’s current administrative office space and has received a management fee of $31,423 since April 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2010	AMERICAN EQUITY INVESTMENT
LIFE HOLDING COMPANY

	By:	/s/ John M. Matovina
	Name:	John M. Matovina
	Title:	Chief Financial Officer and Treasurer